Exhibit 10.5

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of July, 2016, by and between DURHAM ROYAL CENTER, LLC, a Delaware limited liability company (“Landlord”) and NOVAN, INC., a Delaware corporation (“Tenant”).

STATEMENT OF PURPOSE

WHEREAS, Landlord’s predecessor in title and Tenant entered into a Lease Agreement dated as of December 21, 2010 as amended by that First Amendment to Lease Agreement dated August 27, 2013, and as amended by that Second Amendment to Lease Agreement (the “Second Amendment”) dated August 27, 2015 (collectively, the “Lease”) for certain premises containing approximately nineteen thousand three hundred sixty-seven (19,367) rentable square feet of space located at Suite 470 in the building known as Royal Center I and Suite 200 in the building known as Royal Center II both of which are located at 4222 Emperor Boulevard, Durham, North Carolina, as more particularly described in the Lease (the “Premises”). The Premises consists of Suite 470 of containing 12,147 rentable square feet (“Suite 470”) and Suite 200 containing 7,220 rentable square feet (“Suite 200”).

WHEREAS, Landlord and Tenant previously entered into the Second Amendment to terminate the term of lease for both Suite 470 and Suite 200 earlier than as stated in the Lease;

WHEREAS, Landlord and Tenant now desire to revise the termination dates for Suite 470 and Suite 200 as stated herein and to otherwise amend the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the statement of purpose, the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Lease. (a) Notwithstanding anything contained in the Second Amendment, Landlord and Tenant hereby agree that Tenant’s lease of Suite 470 shall continue until December 31, 2016 (the “Suite 470 Termination Date”). On the Suite 470 Termination Date, Tenant shall surrender Suite 470 to Landlord in the condition described in Section 1 of the Second Amendment. Tenant shall pay Minimum Rent for Suite 470 in accordance with Section 2 below.

(b) Notwithstanding anything contained in the Second Amendment, Landlord and Tenant hereby agree that Tenant’s lease of Suite 200 shall continue until October 31, 2016 (the “Suite 200 Termination Date”). On the Suite 200 Termination Date Tenant, shall surrender Suite 200 to Landlord in the condition described in Section 1 of the Second Amendment. Tenant shall pay Minimum Rent for Suite 200 in accordance with Section 2 below.

2. Minimum Rent. Tenant shall pay Minimum Rent for Suite 470 and Suite 200 according to the following schedules and otherwise in the manner provided for in the Lease:

Suite 470 Minimum Rent

	Minimum Rental per	Monthly
Period	rentable square foot (yearly)	Minimum Rental
09/01/2016 – 12/31/2016	$17.06	$17,268.99

RA-3181734 v4

Suite 200 Minimum Rent

	Minimum Rental per	Monthly
Period	rentable square foot (yearly)	Minimum Rental
09/01/2016 – 10/31/2016	$13.47	$8,104.45

3. Tenant’s Share of Expenses. Tenant shall continue to pay Tenant’s Proportionate Share of the Operating Expenses for the Premises in accordance with the Lease including any reconciliation after the applicable termination date for each suite.

4. Representations and Warranties of Tenant. Tenant owns the entire leasehold interest granted by the Lease and has not assigned its leasehold interest, subleased the Premises nor granted a security interest in its leasehold interest that is the subject of the Lease and Tenant certifies that there are no tenants or other persons or entities having a right to possession of the Premises or any portion thereof after Tenant vacates the Premises. On or before the Termination Date, if applicable, Tenant shall satisfy, or obtain releases of, all outstanding liens or financing statements encumbering Tenant’s leasehold interest in the Premises.

5. Broker. Notwithstanding anything contained herein to the contrary, in no event shall any broker receive any compensation or commission relative to this Agreement.

6. Expenses. In the event that Tenant defaults under any of its obligations set forth above, Landlord shall be entitled to employ all rights and remedies available to it for enforcement of such obligations, and Tenant shall be responsible for paying any and all costs and expenses of the Landlord, including reasonable attorneys’ fees in enforcing the obligations of Tenant hereunder.

7. Benefits and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof, and all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed pursuant to authority duly given as of the day and year first above written.

“LANDLORD”

DURHAM ROYAL CENTER, LLC,
a Delaware limited liability company

By:	/s/ Jamison N. Peschel

Its:	Authorized Signatory

Date:	7-07-16

“TENANT”

NOVAN, INC.,
a Delaware corporation

By:	/s/ Jeff N. Hunter

Its:	Jeff N. Hunter/Corporate Secretary

Date:	7-5-16